UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________
FORM 8-K

______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2018

SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On October 5, 2018, SYNNEX Corporation (“SYNNEX”) completed its acquisition of Convergys Corporation, an Ohio corporation (“Convergys”), in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of June 28, 2018, by and among SYNNEX, Delta Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of SYNNEX (“Merger Sub I”), Concentrix CVG Corporation, a Delaware corporation and wholly owned subsidiary of SYNNEX (Merger Sub II”), and Convergys, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 22, 2018, by and among SYNNEX, Merger Sub I, Merger Sub II and Convergys (as further amended, modified or supplemented from time to time, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub I merged with and into Convergys (the “Initial Merger”), with Convergys surviving the Initial Merger as a wholly owned subsidiary of SYNNEX (such surviving corporation, the “Surviving Corporation”), and immediately thereafter the Surviving Corporation merged with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of SYNNEX.

At the effective time of the Initial Merger (the “Effective Time”), (i) each Convergys common share issued and outstanding immediately prior to the Effective Time automatically converted into (A) the right to receive $13.25 in cash and (B) 0.1263 shares of common stock, par value $0.001, of SYNNEX (“SYNNEX Stock”), plus cash in lieu of any fractional shares of SYNNEX Stock, in each case, without interest, (ii) each option to purchase Convergys common shares (“Convergys Option”) outstanding as of the Effective Time with an exercise price per Convergys common share less than $24.76 (the “Cash Equivalent Merger Consideration”) was cancelled and converted into the right to receive a cash amount equal to, for each Convergys common share underlying such Convergys option, the excess of (x) the Cash Equivalent Merger Consideration over (y) the applicable per share exercise price of the Convergys Option and (iii) each outstanding Convergys restricted stock unit (“Convergys RSU”), Convergys performance-based stock unit (“Convergys PSU”) and Convergys deferred stock unit (“Convergys DSU”) as of the Effective Time was cancelled in consideration for the right to $24.76 in cash. Each Convergys Option with an exercise price per Convergys common share that was greater than or equal to the Cash Equivalent Merger Consideration was cancelled for no consideration. The cash payment in respect of each Convergys RSU or Convergys PSU that was granted on or after March 31, 2016 will remain unvested and will continue to vest and be paid in accordance with the terms of the applicable award agreement.

SYNNEX issued an aggregate of 11,510,855 shares of SYNNEX Stock and paid an aggregate of $1.2 billion in cash in connection with the Mergers. Immediately after the Mergers, (i) there were approximately 51,161,022 shares of SYNNEX Stock outstanding and (ii) the former Convergys shareholders owned approximately 22% of the outstanding SYNNEX Stock.

The issuance of the shares of SYNNEX’ common stock in connection with the Mergers was registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4, as amended (Reg. No. 333-226708), which was declared effective on August 28, 2018.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by SYNNEX on July 2, 2018, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 9, 2018, SYNNEX entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain United States subsidiaries of SYNNEX, as guarantors, which provides for the extension of term loans to SYNNEX in an aggregate principal amount not to exceed $1.8 billion, subject to certain conditions including the completion of the Mergers.

On October 5, 2018 (the “Initial Funding Date”), in connection with the completion of the Mergers described above, the conditions to the lenders’ obligation to fund the initial term loan under the Credit Agreement were satisfied, and SYNNEX borrowed an aggregate amount of $1.45 billion under the Credit Agreement. The proceeds of the initial term loan were used to finance the cash portion of the consideration payable in connection with the Mergers, to repay certain indebtedness of Convergys, the payment of related fees and expenses, with any remaining balance available to be used for working capital and other general corporate purposes. Subject to the satisfaction of certain conditions, SYNNEX may borrow up to five additional term loans during an availability period over the ninety day period following the Initial Funding Date in an aggregate principal amount of $350 million. The proceeds of any such additional term loans will be used to repurchase or settle outstanding convertible debentures of Convergys tendered in connection with the Mergers until all such tendered convertible debentures have been repurchased or settled, and thereafter, may be used for working capital and other general corporate purposes.

The maturity of the Credit Agreement is five years after the Initial Funding Date. The outstanding principal amount of the term loans advanced under the Credit Agreement is payable in quarterly installments in an amount equal to 1.25% commencing on the last day of the second full fiscal quarter after the Initial Funding Date, based upon the outstanding principal amount of the loans calculated as of the end of the availability period, with the unpaid balance due in full on the maturity date.

Loans borrowed under the Credit Agreement bear interest, in the case of LIBOR rate loans, at a per annum rate equal to the applicable LIBOR rate, plus the Applicable Rate (as defined in the Credit Agreement), which may range from 1.25% to 1.75%, based on SYNNEX’ Consolidated Leverage Ratio (as defined in the Credit Agreement). Loans borrowed under the Credit Agreement that are not LIBOR rate loans bear interest at a per annum rate equal to (i) the greatest of (A) 1/2 of 1.0% plus the greater of (x) the Federal Funds Rate (as defined in the Credit Agreement) in effect on such day and (y) the Overnight Bank Funding Rate (as defined in the Credit Agreement) in effect on such day, (B) the LIBOR rate plus 1.0% per annum, and (C) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. plus (ii) the Applicable Rate, which may range from 0.25% to 0.75%, based on SYNNEX’ Consolidated Leverage Ratio.

The Credit Agreement contains various loan covenants that restrict the ability of SYNNEX and its subsidiaries to take certain actions, including, incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, repurchase or redemption of capital stock, making certain investments, entering into certain transactions with affiliates or changing the nature of their business. In addition, the Credit Agreement contains financial covenants which require SYNNEX to maintain at the end of any of its fiscal quarters commencing with the first fiscal quarter ending after entry into the Credit Agreement, (i) a Consolidated Leverage Ratio not to exceed (A) prior to the closing date of the Mergers, 4.0:1.0, (B) from and after the first fiscal quarter of SYNNEX ending after the closing date of the Mergers through and including the fifth full fiscal quarter of SYNNEX ending after the closing date of the Mergers, 4.25:1.0 and (C) from and after the sixth full fiscal quarter of SYNNEX ending after the closing date of the Mergers, 4.0:1.0 and (ii) a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) equal to or greater than 3.50:1.0. The Credit Agreement also contains various customary events of default, including with respect to change of control of SYNNEX.

SYNNEX’ obligations under the Credit Agreement are secured by substantially all of its and certain of its Domestic Subsidiaries’ (as defined in the Credit Agreement) assets and are guaranteed by certain of its Domestic Subsidiaries, and the interests of the lenders under the Credit Agreement are secured on a pari passu basis with the interests of the lenders under SYNNEX’s existing U.S. senior secured credit agreement dated as of November 27, 2013 (as amended), by and among SYNNEX, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as agent, pursuant to an intercreditor agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which was filed as Exhibit 10.1 to the Form 8-K filed by SYNNEX on August 10, 2018, and is incorporated herein by reference.

Item 8.01 Other Events

On October 5, 2018, Concentrix Corporation, a division of SYNNEX, issued a press release announcing the closing of the acquisition of Convergys. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

(a)
SYNNEX intends to file the financial statements of Convergys for the periods specified in Rule 3-05(b) of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)
SYNNEX intends to furnish pro forma financial information relating to the Convergys acquisition required pursuant to Article 11 of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be furnished.

(d) Exhibits.

Exhibit No.	Description of Document

2.1
Agreement and Plan of Merger, dated as of June 28, 2018, by and among SYNNEX, Delta Merger Sub I, Inc., Delta Merger Sub II, LLC, and Convergys Corporation (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed July 2, 2018).*

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 22, 2018, by and among SYNNEX, Delta Merger Sub I, Inc., Delta Merger Sub II, LLC, and Convergys Corporation.

10.1
Credit Agreement, dated as of August 9, 2018, by and among SYNNEX, the subsidiaries of SYNNEX named therein, the lenders signatories thereto from time to time, and JPMorgan Chase Bank., N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed August 10, 2018).

99.1	Press Release dated October 5, 2018

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SYNNEX hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request; provided, however, that SYNNEX may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2018	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary